SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


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                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported)   December 11, 1996
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                       STORAGE TECHNOLOGY CORPORATION
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           (Exact Name of Registrant As Specified In Its Charter)


           Delaware                     1-7534               84-0593263
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 (State or other Jurisdiction       (Commission            (IRS Employer
      of Incorporation)              File Number)       Identification No.)




           2270 South 88th Street, Louisville, Colorado 80028-4309
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             (Address of Principal Executive Offices) (Zip Code)


     Registrant's telephone number, including area code  (303) 673-5151
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                               Not applicable
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        (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.   OTHER EVENTS

     On December 11, 1996, the Company announced that it will call for redemption on January 13, 1997, all of the Company's outstanding 8% Convertible Subordinated Debentures due May 31, 2015 (the "Debentures").
The redemption price is 103.2% of the principle amount, plus accrued interest for the period from November 30, 1996 to January 13, 1997. On January 13, 1997, the redemption price and accrued and unpaid interest will become due and payable on each outstanding Debenture and interest will cease to accrue. As of the close of business on December 11, 1996, the aggregate principle amount of Debentures outstanding was approximately $145,620,000.

     The Debentures are convertible at the option of the holder of the Debenture into shares of the Company's common stock, $.10 par value per share, at a conversion price of $35.25 per share of common stock. Any Debentures which have not been converted into shares of common stock on or prior to 5:00 p.m., New York City time, on January 13, 1997 will be redeemed on January 13, 1997. To redeem the Debentures or convert the Debentures into shares of the Company's common stock, the holder of the Debenture must surrender the Debenture to the trustee, Chemical Trust Company of California; if by hand or courier, to Chemical Trust Company of California, 1201 Main Street, 18th Floor, Dallas, Texas; or if by hand, to The Chase Manhattan Bank, at its office at 55 Water Street, New York City, New York.


ITEM 7.   EXHIBITS

     The following financial statements, pro forma financial information and exhibits are filed as part of this report:

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               Not applicable

     (b)  PRO FORMA FINANCIAL INFORMATION.

               Not applicable

     (c)  EXHIBITS.

               None

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                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Storage Technology Corporation


                                  By:     /s/DAVID E. LACEY
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                                            David E. Lacey
                                     Executive Vice President and
                                       Chief Financial Officer


Date:  December 13, 1996

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